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                                                                     EXHIBIT 4.1

                         REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into as of October 31, 2001 by and among PRIMEDIA INC., a Delaware corporation (the "COMPANY"), and AMERICAN FUNDS INSURANCE SERIES - GROWTH FUND (the "HOLDER"), pertaining to the 6,115,200 shares (the "PURCHASED SHARES") of the Company purchased by the Holder from CMGI.

         A. CMGI has sold and the Holder has purchased 6,115,200 shares of the Company's common stock at a price of $1.85 per share; and

         B. To induce the Holder to purchase such securities, the Company has agreed to provide certain registration rights to the Holder under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "ACT"), and applicable state securities laws.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

         1. REGISTRATION RIGHTS.

                  1.1 DEFINITIONS. For purposes of this Agreement:

                          (a) FORM S-3. The term "Form S-3" means such form
under the Act as is in effect on the date hereof or any successor registration form under the Act subsequently adopted by the Commission which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

                          (b) REGISTRATION. The terms "register," "registered,"
and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement.

                          (c) REGISTRABLE SECURITIES. The term "Registrable
Securities" means: (1) all of the Purchased Shares, and (2) any shares of common stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the Purchased Shares; provided, however, that the term "Registrable Securities" shall exclude in all events (and such securities shall not constitute "Registrable Securities") (i) any Registrable Securities sold or transferred by the Holder to a person other than in a transaction described in (ii) below or (ii) any Registrable Securities sold in a public offering pursuant to a registration statement filed with the Commission or sold pursuant to Rule 144 promulgated under the Act ("Rule 144").


                                   Exhibit A-1
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                          (d) PROSPECTUS: The term "Prospectus" shall mean the
prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Act), as amended or supplemented by any prospectus supplement (including, without limitation, any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Shelf Registration Statement), and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                          (e) SHELF REGISTRATION STATEMENT. See Section 1.2(a).

                  1.2 FORM S-3 SHELF REGISTRATION.

                          (a) REGISTRATION. The Company shall prepare and file
with the Commission within 15 days of the date hereof and use all reasonable efforts to have declared effective as soon as practicable thereafter, a registration statement on Form S-3 (or, if the Company is not then eligible to use Form S-3, then another appropriate form) providing for the resale by the Holder of all of the Registrable Securities (the "SHELF REGISTRATION STATEMENT"). The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective (subject to Section 1.2(a)), pursuant to the Act and the Rules and Regulations promulgated thereunder, until
(i) the date when such Registrable Securities cease to meet the definition of Registrable Securities pursuant to Section 1.1, or (ii) the Company's obligations hereunder terminate (the "PERMITTED WINDOW"). In the event that the Shelf Registration Statement shall cease to be effective, the Company shall promptly prepare and file a new registration statement covering the Registrable Securities and shall use its best efforts to have such registration statement declared effective as soon as possible. Any such registration statement shall be considered a "Shelf Registration Statement" hereunder.

                          (b) BLACKOUT NOTICE. In the event (i) that the Company
concludes that it is necessary for the Company to supplement the Prospectus or make an appropriate filing under the Exchange Act so as to cause the Prospectus to become current, or (ii) that, in the judgment of the President, Chief Executive Officer or the Company's Board of Directors, it is advisable to suspend use of the Prospectus due to undisclosed pending corporate developments or pending public filings with the Commission (which need not be described in detail), the Company shall deliver a written notice (the "BLACKOUT NOTICE") to the Holder to the effect of the foregoing and, upon delivery of the Blackout Notice, the Holder shall not sell any Purchased Shares pursuant to the Prospectus and shall not disclose to any third party that such a notice has been given or the contents of the notice. The Permitted Window shall resume upon the Holder's receipt of copies of the supplemented or amended Prospectus, or at such time as the Holder has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus and which are required to be delivered as part of the Prospectus. In any event, such restrictions shall terminate no later than (i) 90 days after the date of delivery of the Blackout Notice in the case of corporate developments and (ii) 135 days following the effective date of a registration statement relating to a pending public filing. If the Company has delivered a Blackout Notice within 90 days of the date that it delivers another Blackout Notice pursuant this section, then the applicable time period set forth in the preceding
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sentence shall be shortened so that the restrictions imposed by the Blackout
Notice shall expire no later than 10 days after delivery of such Blackout
Notice.

                          (c) EXPENSES. The registration fees and expenses
incurred by the Company in connection with the Shelf Registration Statement and actions taken by the Company in connection with each Permitted Window shall be borne by the Company. The Holder shall be responsible for any fees and expenses of its counsel or other advisers.

                  1.3 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

                          (a) Furnish to the Holder such number of copies of a
Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Act, and such other documents as it may reasonably request in order to facilitate the disposition of the Registrable Securities owned by it that are included in such registration.

                          (b) Use all reasonable efforts to register and qualify
the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                          (c) Notify the Holder promptly (i) of any request by
the Commission or any other federal or state governmental authority during the period of effectiveness of a registration statement for amendments or supplements to such registration statement or related prospectus or for additional information, (ii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                          (d) Make every reasonable effort to obtain the
withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible time.

                  1.4 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 1.2 that the Holder shall furnish to the Company such information regarding it, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to timely effect the registration of its Registrable Securities.

                  1.5 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Agreement:

                          (a) BY THE COMPANY. To the extent permitted by law,
the Company will indemnify and hold harmless the Holder, the officers and directors of the Holder, and each person, if any, who controls the Holder (such persons and entities referred to as "HOLDER
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INDEMNIFIED PARTIES"), against any losses, expenses, damages or liabilities to which they may become subject under the Act, the Exchange Act or other federal or state law (a "LOSS"), insofar as such Losses (or actions in respect thereof) arise out of any claim, action or proceeding brought by a third party arising out of or based upon any of the following statements, omissions or violations (collectively a "VIOLATION"):

                           (i) any untrue statement or alleged untrue statement
                  of a material fact contained in a registration statement filed pursuant to this Section 1;

                           (ii) the omission or alleged omission to state in a
                  registration statement filed pursuant to this Section 1 a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                           (iii) any violation or alleged violation by the
                  Company of the Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any federal or state securities law, in each case in connection with the offering covered by such registration statement;

and the Company will reimburse the Holder Indemnified Party for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such Violation; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such Loss, if such settlement is effected without the consent of the Company, nor shall the Company be liable in any such case for any such Loss to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration statement by the Holder Indemnified Party; and provided further, that the Company will not be liable for the reasonable legal fees and expenses of more than one counsel to the Holder Indemnified Parties.

                          (b) BY THE HOLDER. To the extent permitted by law, the
Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, and each person, if any, who controls the Company within the meaning of the Act (such persons and entities referred to as "COMPANY INDEMNIFIED PARTIES") against any Losses to which such Company Indemnified Parties may become subject under the Act, the Exchange Act or other federal or state law, insofar as such Losses (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder expressly for use in connection with such registration statement; and the Holder will reimburse any legal or other expenses reasonably incurred by such Company Indemnified Parties in connection with investigating or defending any such Violation; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Holder; PROVIDED FURTHER, that the Holder shall not be liable for the reasonable legal fees and expenses of more than one counsel to the Company Indemnified Parties; and PROVIDED FURTHER, that the total amounts payable in indemnity by the Holder under this subsection in respect of any
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Violation shall not exceed the net proceeds received by the Holder in the registered offering out of which such Violation arises.

                          (c) NOTICE. Promptly after receipt by an indemnified
party under this Section of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement of such an action and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel selected by the indemnifying party and reasonably acceptable to a majority in interest of the indemnified parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if the indemnified party has been advised in writing by counsel that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section to the extent such delay caused material prejudice to the indemnified party, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

                          (d) DEFECT ELIMINATED IN FINAL PROSPECTUS. The
foregoing indemnity agreements of the Company and the Holder is subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or in the amended prospectus filed with the Commission pursuant to Rule 424(b) of the Commission (the "FINAL PROSPECTUS"), such indemnity agreements shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished in a timely manner to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act.

                          (e) SURVIVAL. The obligations of the Company and the
Holder under this Section shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

                           1.6 RULE 144 REPORTING. With a view to making
available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, for so long as the Holder owns any Registrable Securities, the Company agrees to:

                          (a) Make and keep adequate, current public information
available, as those terms are understood and defined in Rule 144 under the Act, at all times;

                          (b) File with the Commission in a timely manner all
reports and other documents required of the Company under the Exchange Act; and
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                          (c) So long as the Holder owns any Registrable
Securities, to furnish to the Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

                  1.7 TERMINATION OF THE COMPANY'S OBLIGATIONS. The Company shall have no obligation to register, or maintain, a registration statement governing Registrable Securities, (i) if all Registrable Securities have been registered and sold pursuant to registrations effected pursuant to this Agreement, or (ii) at such time as all Registrable Securities held by the Holder may be sold without any volume restrictions within a three month period under Rule 144 by virtue of the Holder owning less than 1% of the outstanding common stock of the Company or (iii) at such time as all Registrable Securities held by Holder may be sold under Rule 144(k).

         2. MISCELLANEOUS.

                  2.1 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Holder may not assign any of its rights pursuant to this Agreement without the prior written consent of the Company.

                  2.2 GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and construed under the internal laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York, without reference to principles of conflict of laws or choice of laws.

                  2.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  2.4 HEADINGS. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

                  2.5 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, by telecopier or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified in the case of the Company, at PRIMEDIA INC. 745 Fifth Avenue, New York, New York, 10151, Attn: Beverly C. Chell, or in the case of the Holder, at the record address for the Holder as reflected on the books of the Company, or at such other address as any party may designate by giving ten (10) days advance written notice to the other party. Notices shall be deemed delivered upon delivery if personally delivered, one business day after transmission with confirmation of receipt if sent by telecopier, or three days after deposit in the mails if mailed.
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                  2.6 COSTS, EXPENSES. Each party's costs in connection with the preparation, execution delivery and performance of this Agreement (including without limitation legal fees) shall be borne by that party.

                  2.7 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

                  2.8 SEVERABILITY. If one or more provisions of this Agreement are held to be invalid, illegal or unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

                  2.9 ENTIRE AGREEMENT. This Agreement, together with any exhibits or schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

                  2.10 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of the Holder or the Company, the Company and the Holder shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.



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         IN WITNESS WHEREOF, the parties hereto have executed this Registration
Rights AGREEMENT as of the date first above written.

THE COMPANY:                                  HOLDER:
-----------                                   ------

PRIMEDIA INC.,                                ______________________

a  Delaware corporation
                                              American Funds Insurance Series -
                                              Growth Fund, by Capital Research
                                              and Management Company, its
                                              investment adviser


By:    /s/ Beverly C. Chell                    By:  /s/ Michael J. Downer
     ------------------------------------          -----------------------------
Name:  BEVERLY C. CHELL                        Name:    MICHAEL J. DOWNER
     ------------------------------------           ----------------------------
Title: VICE CHAIRMAN                           Title:      SECRETARY
        ---------------------------------           ----------------------------



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                          REGISTRATION RIGHTS AGREEMENT]